NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2015

HIGHLIGHTS:

•	Net income of $27.7 million for the current quarter, an increase of 4 percent from the prior year first quarter net income of $26.7 million.

•	Current quarter diluted earnings per share of $0.37, an increase of 3 percent from the prior year first quarter diluted earnings per share of $0.36.

•
Net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.03 percent, an increase of 11 basis points from the prior quarter net interest margin of 3.92 percent.

•	Excluding the acquisition, the loan portfolio increased $115 million, or 10 percent annualized, during the current quarter.

•	Dividend declared of $0.18 per share. The dividend was the 120th consecutive quarterly dividend declared by the Company.

•	Completed the acquisition of Community Bank, Inc., a community bank based in Ronan, Montana.

Results Summary

	Three Months ended
(Dollars in thousands, except per share data)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014
Net income	$27,670	28,054	26,730
Diluted earnings per share	$0.37	0.37	0.36
Return on average assets (annualized)	1.36%	1.37%	1.39%
Return on average equity (annualized)	10.72%	10.66%	11.04%

KALISPELL, MONTANA, April 23, 2015 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $27.7 million for the current quarter, an increase of $940 thousand, or 4 percent, from the $26.7 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.37 per share, an increase of $0.01, or 3 percent, from the prior year first quarter diluted earnings per share of $0.36. Included in the current quarter non-interest expense was $675 thousand of one-time acquisition and conversion related expenses and included in the current quarter was non-interest income of $336 thousand from insurance proceeds on a bank-owned life insurance policy. “It was a nice start to the year on a number of fronts,” said Mick Blodnick, President and Chief Executive Officer. “Our growth in organic loans was one of the best we have ever produced in the first quarter of a year. In addition, we were very pleased with the improvement this past quarter to our net interest margin along with much better fee income compared to last year's first quarter. Collectively, they should give us additional earnings strength to carry us through the next three quarters,” Blodnick said.

On February 28, 2015, the Company completed the acquisition of Montana Community Banks, Inc. and its subsidiary, Community Bank, Inc. (“CB”). The Company incurred $595 thousand of legal and professional expenses in connection with the CB acquisition during the current quarter. Goodwill of $1.1 million resulted from the acquisition which was based on the estimated fair value of the assets acquired and liabilities assumed. “It was exciting to close the Montana Community Banks, Inc. transaction this quarter,” Blodnick said. “We can't thank the Olsson family and the entire staff enough for their cooperation throughout the process and believe this will be another excellent addition to our Company,” Blodnick said.

The Company’s results of operations and financial condition include the acquisition of CB from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	February 28, 2015
Total assets	$175,774
Investment securities	42,350
Loans receivable	84,689
Non-interest bearing deposits	41,779
Interest bearing deposits	105,041
Federal Home Loan Bank advances and other borrowed funds	3,292

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Cash and cash equivalents	$183,466	442,409	161,691	(258,943)	21,775
Investment securities, available-for-sale	2,544,093	2,387,428	2,669,180	156,665	(125,087)
Investment securities, held-to-maturity	570,285	520,997	481,476	49,288	88,809
Total investment securities	3,114,378	2,908,425	3,150,656	205,953	(36,278)
Loans receivable
Residential real estate	637,465	611,463	580,306	26,002	57,159
Commercial	3,426,016	3,263,448	2,928,995	162,568	497,021
Consumer and other	624,188	613,184	579,328	11,004	44,860
Loans receivable	4,687,669	4,488,095	4,088,629	199,574	599,040
Allowance for loan and lease losses	(129,856)	(129,753)	(130,729)	(103)	873
Loans receivable, net	4,557,813	4,358,342	3,957,900	199,471	599,913
Other assets	619,439	597,331	560,476	22,108	58,963
Total assets	$8,475,096	8,306,507	7,830,723	168,589	644,373

Total investment securities increased $206 million, or 7 percent, during the current quarter and decreased $36 million, or 1 percent, from March 31, 2014. The increase in the investment portfolio during the current quarter was the result of the Company redeploying excess liquidity into higher yielding investment securities. Investment securities represented 37 percent of total assets at March 31, 2015 compared to 35 percent at December 31, 2014 and 40 percent at March 31, 2014.

Excluding the loans receivable from the acquisition of CB, the loan portfolio increased by $115 million, or 10 percent annualized, during the current quarter with improvement in all loan categories including a $96.8 million increase in commercial loans. Excluding the CB acquisition and the First National Bank of the Rockies (“FNBR”) acquisition in August 2014, the loan portfolio increased $377 million, or 9 percent, since March 31, 2014 with increases in all loan categories of which $314 million of the increase came from growth in commercial loans. “With the start we've given ourselves, achieving our goal of six percent loan growth this year is now certainly within reason,” Blodnick said. “We knew we carried some good loan momentum into 2015; nevertheless, we were thrilled with this level of loan growth considering it’s historically our weakest quarter,” Blodnick said.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Allowance for loan and lease losses
Balance at beginning of period	$129,753	130,351	130,351
Provision for loan losses	765	1,912	1,122
Charge-offs	(1,297)	(7,603)	(1,586)
Recoveries	635	5,093	842
Balance at end of period	$129,856	129,753	130,729
Other real estate owned	$28,124	27,804	27,332
Accruing loans 90 days or more past due	2,357	214	569
Non-accrual loans	60,287	61,882	78,905
Total non-performing assets [1]	$90,768	89,900	106,806
Non-performing assets as a percentage of subsidiary assets	1.07%	1.08%	1.37%
Allowance for loan and lease losses as a percentage of non-performing loans	207%	209%	164%
Allowance for loan and lease losses as a percentage of total loans	2.77%	2.89%	3.20%
Net charge-offs as a percentage of total loans	0.01%	0.06%	0.02%
Accruing loans 30-89 days past due	$33,450	25,904	42,862
Accruing troubled debt restructurings	$69,397	69,129	77,311
Non-accrual troubled debt restructurings	$34,237	33,714	37,113
__________
1 As of March 31, 2015, non-performing assets have not been reduced by U.S. government guarantees of $4.1 million.

Non-performing assets at March 31, 2015 were $90.8 million, an increase of $868 thousand, or less than 1 percent, during the current quarter which was the result of the CB acquisition. Non-performing assets at March 31, 2015 decreased $16.0 million, or 15 percent, from a year ago. Land, lot and other construction loans (i.e., regulatory classification) continues to be the largest category and was $45.6 million, or 50 percent, of the non-performing assets at March 31, 2015. The Company has continued to make progress by reducing this category the past few years and the category decreased $2.1 million, or 4 percent, from the prior quarter. Early stage delinquencies (accruing loans 30-89 days past due) of $33.5 million at March 31, 2015 increased $7.5 million from the prior quarter and decreased $9.4 million from the prior year first quarter.

The allowance for loan and lease losses (“allowance”) was $130 million at March 31, 2015 and continued to remain stable compared to the prior periods. The allowance was 2.77 percent of total loans outstanding at March 31, 2015 compared to 2.89 percent at December 31, 2014 and 3.20 percent for the same quarter last year. The reduction in the allowance as a percentage of total loans was driven primarily by loan growth, stabilizing credit quality, and no allowance carried over from bank acquisitions as a result of the acquired loans recorded at fair value.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2015	$765	$662	2.77%	0.71%	1.07%
Fourth quarter 2014	191	1,070	2.89%	0.58%	1.08%
Third quarter 2014	360	364	2.93%	0.39%	1.21%
Second quarter 2014	239	332	3.11%	0.44%	1.30%
First quarter 2014	1,122	744	3.20%	1.05%	1.37%
Fourth quarter 2013	1,802	2,216	3.21%	0.79%	1.39%
Third quarter 2013	1,907	2,025	3.27%	0.66%	1.56%
Second quarter 2013	1,078	1,030	3.56%	0.60%	1.64%

Net charged-off loans for the current quarter were $662 thousand, a decrease of $408 thousand from the prior quarter and a decrease of $82 thousand from the prior year first quarter. The current quarter provision for loan losses of $765 thousand increased $574 thousand from the prior quarter and decreased $357 thousand from the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Non-interest bearing deposits	$1,675,451	1,632,403	1,396,272	43,048	279,179
Interest bearing deposits	4,783,341	4,712,809	4,228,193	70,532	555,148
Repurchase agreements	425,652	397,107	327,322	28,545	98,330
Federal Home Loan Bank advances	298,148	296,944	686,744	1,204	(388,596)
Other borrowed funds	6,703	7,311	8,069	(608)	(1,366)
Subordinated debentures	125,741	125,705	125,597	36	144
Other liabilities	106,536	106,181	73,566	355	32,970
Total liabilities	$7,421,572	7,278,460	6,845,763	143,112	575,809

Excluding the acquisition of CB, non-interest bearing deposits at March 31, 2015 increased $1.3 million, or less than 1 percent, during the current quarter. Excluding the CB and FNBR acquisitions, non-interest bearing deposits increased $157 million, or 11 percent, from March 31, 2014. Interest bearing deposits of $4.783 billion at March 31, 2015 included $211 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposits and certificate accounts). Excluding the CB acquisition and the decrease of $37.8 million in wholesale deposits, interest bearing deposits at March 31, 2015 increased $3.3 million, or less than 1 percent, during the current quarter. Excluding the CB and FNBR acquisitions and an increase of $32.9 million in wholesale deposits, interest bearing deposits at March 31, 2015 increased $188 million, or 5 percent, from a year ago. Federal Home Loan Bank (“FHLB”) advances of $298 million at March 31, 2015 increased $1.2 million, or less than 1 percent, during the current quarter and decreased $389 million, or 57 percent, from March 31, 2014 as growth in deposits and continued balance sheet restructuring reduce the need for additional borrowings.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Common equity	$1,035,497	1,010,303	969,672	25,194	65,825
Accumulated other comprehensive income	18,027	17,744	15,288	283	2,739
Total stockholders’ equity	1,053,524	1,028,047	984,960	25,477	68,564
Goodwill and core deposit intangible, net	(143,099)	(140,606)	(138,508)	(2,493)	(4,591)
Tangible stockholders’ equity	$910,425	887,441	846,452	22,984	63,973
Stockholders’ equity to total assets	12.43%	12.38%	12.58%
Tangible stockholders’ equity to total tangible assets	10.93%	10.87%	11.00%
Book value per common share	$13.95	13.70	13.23	0.25	0.72
Tangible book value per common share	$12.05	11.83	11.37	0.22	0.68
Market price per share at end of period	$25.15	27.77	29.07	(2.62)	(3.92)

Tangible stockholders’ equity of $910 million at March 31, 2015 increased $23.0 million, or 3 percent, from the prior quarter which was primarily the result of $10.8 million of Company stock issued in connection with the CB acquisition and earnings retention. Tangible stockholders’ equity increased $64.0 million from a year ago as the result of earnings retention, Company stock issued in connection with the CB and FNBR acquisitions, and an increase in accumulated other comprehensive income. Tangible book value per common share of $12.05 increased $0.22 per share from the prior quarter and increased $0.68 per share from the prior year first quarter.

Cash Dividend
On March 25, 2015, the Company’s Board of Directors declared a cash dividend of $0.18 per share during the current quarter. The dividend was payable April 16, 2015 to shareholders of record on April 7, 2015. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2015
Compared to December 31, 2014 and March 31, 2014

Revenue Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Net interest income
Interest income	$77,486	76,179	74,087	1,307	3,399
Interest expense	7,382	7,368	6,640	14	742
Total net interest income	70,104	68,811	67,447	1,293	2,657
Non-interest income
Service charges, loan fees, and other fees	14,156	15,129	13,248	(973)	908
Gain on sale of loans	5,430	5,424	3,595	6	1,835
Gain (loss) on sale of investments	5	(28)	(51)	33	56
Other income	3,102	3,453	2,596	(351)	506
Total non-interest income	22,693	23,978	19,388	(1,285)	3,305
	$92,797	92,789	86,835	8	5,962
Net interest margin (tax-equivalent)	4.03%	3.92%	4.02%

Net Interest Income
The current quarter interest income of $77.5 million increased $1.3 million, or 2 percent, from the prior quarter. The current quarter increase in interest income was primarily driven by increases in interest income on commercial loans and interest income from the investment securities portfolio. The current quarter interest income on commercial loans increased $1.1 million, or 3 percent, from the prior quarter and the current quarter interest income on investment securities increased $909 thousand, or 4 percent, from the prior quarter. The current quarter’s interest income increased $3.4 million, or 5 percent, over the prior year first quarter and was primarily attributable to higher interest income on commercial loans, which offset the decrease in interest income on investment securities. The current quarter interest income of $39.0 million on commercial loans increased $4.0 million, or 11 percent, over the prior year first quarter primarily the result of an increase in volume in commercial loans. Current quarter interest income of $23.0 million on investment securities decreased $1.4 million, or 6 percent, over the prior year first quarter as a result of a decrease in volume in investment securities.

The current quarter interest expense of $7.4 million increased $14 thousand, or less than 1 percent, from the prior quarter. The current quarter interest expense increased $742 thousand from the prior year first quarter, such increase attributed to the interest expense associated with the interest rate swap which started interest expense accruals in the fourth quarter of 2014. The total cost of funding (including non-interest bearing deposits) for the current quarter and prior quarter was 42 basis points compared to 40 basis points in the prior year first quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.03 percent compared to 3.92 percent in the prior quarter. The 11 basis points increase in the current quarter net interest margin was primarily driven by the 12 basis points increase in the yield on loans. The Company’s current quarter net interest margin increased 1 basis point from the prior year first quarter net interest margin of 4.02 percent. “The Bank divisions have done an excellent job in pricing loans where possible at higher yields in the first quarter,” said Ron Copher, Chief Financial Officer. “The first quarter’s higher yielding loans along with the increased loan volume provide a foundation for higher net interest income throughout the year,” Copher said.

Non-interest Income
Non-interest income for the current quarter totaled $22.7 million, a decrease of $1.3 million over the prior quarter and an increase of $3.3 million over the same quarter last year. Service fee income of $13.0 million, decreased $1.0 million, or 7 percent, from the prior quarter as a result of seasonal activity and increased $780 thousand, or 6 percent, from the prior year first quarter as a result of the increased number of deposit accounts. Gain of $5.4 million on the sale of the residential loans in the current quarter increased $1.8 million, or 51 percent, from the prior year first quarter as a result of an increase in mortgage refinancing activity. Other non-interest income for the current quarter of $3.1 million, decreased $351 thousand, or 10 percent, over the prior quarter due to a decrease of $411 thousand of insurance proceeds recognized from bank-owned life insurance policies. Other non-interest income for the current quarter increased $506 thousand, or 19 percent, over the prior year first quarter and was primarily attributable to $336 thousand of insurance proceeds recognized from a bank-owned life insurance policy during the current quarter. Included in other income was operating revenue of $71 thousand from other real estate owned (“OREO”) and gain of $346 thousand from the sale of OREO, a combined total of $417 thousand for the current quarter compared to $441 thousand for the prior quarter and $811 thousand for the prior year first quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Compensation and employee benefits	$32,244	30,807	28,634	1,437	3,610
Occupancy and equipment	7,362	7,191	6,613	171	749
Advertising and promotions	1,927	2,046	1,777	(119)	150
Data processing	1,249	1,815	1,288	(566)	(39)
Other real estate owned	758	893	507	(135)	251
Regulatory assessments and insurance	1,305	1,009	1,592	296	(287)
Core deposit intangibles amortization	731	716	710	15	21
Other expenses	9,921	11,221	8,949	(1,300)	972
Total non-interest expense	$55,497	55,698	50,070	(201)	5,427

Compensation and employee benefits for the current quarter increased by $1.4 million, or 5 percent, from the prior quarter due to the increased number of employees from the CB acquisition and increased benefit expenses. Compensation and employee benefits for the current quarter increased by $3.6 million from the prior year first quarter also due to the increased number of employees from the CB and FNBR acquisitions, along with additional benefit costs and salary increases. Current quarter occupancy and equipment expense increased $749 thousand, or 11 percent, from the prior year first quarter as a result of added costs associated with the CB and FNBR acquisitions. The current quarter data processing expense decreased $566 thousand, or 31 percent, from the prior quarter as a result of conversion related expenses in the fourth quarter of 2014. The current quarter OREO expense of $758 thousand included $414 thousand of operating expense, $224 thousand of fair value write-downs, and $120 thousand of loss on sale of OREO. Current quarter other expenses of $9.9 million decreased by $1.3 million, or 12 percent, from the prior quarter primarily from decreases in acquisition and conversion related expenses and decreases in expenses connected with New Markets Tax Credits. Current quarter other expense increased $972 thousand, or 11 percent, from the prior year first quarter due to increases in acquisition-related expenses.

Efficiency Ratio
The efficiency ratio for the current quarter was 54.8 percent and the prior year first quarter was 53.47 percent. The 1.33 percent increase in efficiency ratio resulted from increases in non-interest expense primarily the result of increased compensation and other operational expenses, which exceeded the increases in net interest income from higher yielding earning assets and increases in non-interest income from greater mortgage refinancing activity.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 82 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
the risks presented by the lingering economic recovery which could adversely affect credit quality, loan collateral values, OREO values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•
the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of the Bank divisions;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Assets
Cash on hand and in banks	$109,746	122,834	116,267
Federal funds sold	—	1,025	14,055
Interest bearing cash deposits	73,720	318,550	31,369
Cash and cash equivalents	183,466	442,409	161,691
Investment securities, available-for-sale	2,544,093	2,387,428	2,669,180
Investment securities, held-to-maturity	570,285	520,997	481,476
Total investment securities	3,114,378	2,908,425	3,150,656
Loans held for sale	54,132	46,726	36,133
Loans receivable	4,687,669	4,488,095	4,088,629
Allowance for loan and lease losses	(129,856)	(129,753)	(130,729)
Loans receivable, net	4,557,813	4,358,342	3,957,900
Premises and equipment, net	187,067	179,175	166,757
Other real estate owned	28,124	27,804	27,332
Accrued interest receivable	43,260	40,587	41,274
Deferred tax asset	41,220	41,737	39,997
Core deposit intangible, net	12,256	10,900	8,802
Goodwill	130,843	129,706	129,706
Non-marketable equity securities	54,277	52,868	52,192
Other assets	68,260	67,828	58,283
Total assets	$8,475,096	8,306,507	7,830,723
Liabilities
Non-interest bearing deposits	$1,675,451	1,632,403	1,396,272
Interest bearing deposits	4,783,341	4,712,809	4,228,193
Securities sold under agreements to repurchase	425,652	397,107	327,322
FHLB advances	298,148	296,944	686,744
Other borrowed funds	6,703	7,311	8,069
Subordinated debentures	125,741	125,705	125,597
Accrued interest payable	3,893	4,155	3,173
Other liabilities	102,643	102,026	70,393
Total liabilities	7,421,572	7,278,460	6,845,763
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	755	750	745
Paid-in capital	719,506	708,356	692,196
Retained earnings - substantially restricted	315,236	301,197	276,731
Accumulated other comprehensive income	18,027	17,744	15,288
Total stockholders’ equity	1,053,524	1,028,047	984,960
Total liabilities and stockholders’ equity	$8,475,096	8,306,507	7,830,723
Number of common stock shares issued and outstanding	75,530,030	75,026,092	74,465,666

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	March 31, 2015	December 31, 2014	March 31, 2014
Interest Income
Residential real estate loans	$7,761	8,464	7,087
Commercial loans	39,022	37,935	35,042
Consumer and other loans	7,744	7,730	7,643
Investment securities	22,959	22,050	24,315
Total interest income	77,486	76,179	74,087
Interest Expense
Deposits	4,147	4,018	3,089
Securities sold under agreements to repurchase	241	238	210
Federal Home Loan Bank advances	2,195	2,253	2,514
Federal funds purchased and other borrowed funds	27	64	53
Subordinated debentures	772	795	774
Total interest expense	7,382	7,368	6,640
Net Interest Income	70,104	68,811	67,447
Provision for loan losses	765	191	1,122
Net interest income after provision for loan losses	69,339	68,620	66,325
Non-Interest Income
Service charges and other fees	12,999	14,004	12,219
Miscellaneous loan fees and charges	1,157	1,125	1,029
Gain on sale of loans	5,430	5,424	3,595
Gain (loss) on sale of investments	5	(28)	(51)
Other income	3,102	3,453	2,596
Total non-interest income	22,693	23,978	19,388
Non-Interest Expense
Compensation and employee benefits	32,244	30,807	28,634
Occupancy and equipment	7,362	7,191	6,613
Advertising and promotions	1,927	2,046	1,777
Data processing	1,249	1,815	1,288
Other real estate owned	758	893	507
Regulatory assessments and insurance	1,305	1,009	1,592
Core deposit intangibles amortization	731	716	710
Other expenses	9,921	11,221	8,949
Total non-interest expense	55,497	55,698	50,070
Income Before Income Taxes	36,535	36,900	35,643
Federal and state income tax expense	8,865	8,846	8,913
Net Income	$27,670	28,054	26,730
Basic earnings per share	$0.37	0.37	0.36
Diluted earnings per share	$0.37	0.37	0.36
Dividends declared per share	$0.18	0.48	0.16
Average outstanding shares - basic	75,206,348	75,025,201	74,437,393
Average outstanding shares - diluted	75,244,959	75,082,566	74,480,818

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Three Months ended
	March 31, 2015			March 31, 2014
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$651,700	$7,761	4.76%	$609,534	$7,087	4.65%
Commercial loans [1]	3,282,867	39,605	4.89%	2,882,054	35,042	4.93%
Consumer and other loans	609,853	7,744	5.15%	576,625	7,643	5.38%
Total loans [2]	4,544,420	55,110	4.92%	4,068,213	49,772	4.96%
Tax-exempt investment securities [3]	1,302,174	18,493	5.68%	1,191,679	16,768	5.63%
Taxable investment securities [4]	1,904,835	10,754	2.26%	2,101,464	13,064	2.49%
Total earning assets	7,751,429	84,357	4.41%	7,361,356	79,604	4.39%
Goodwill and intangibles	140,726			138,901
Non-earning assets	379,581			317,625
Total assets	$8,271,736			$7,817,882
Liabilities
Non-interest bearing deposits	$1,618,132	$—	—%	$1,329,736	$—	—%
NOW accounts	1,311,330	268	0.08%	1,097,430	334	0.12%
Savings accounts	713,897	89	0.05%	628,947	80	0.05%
Money market deposit accounts	1,304,006	517	0.16%	1,187,525	600	0.20%
Certificate accounts	1,165,483	1,843	0.64%	1,132,828	1,984	0.71%
Wholesale deposits [5]	220,382	1,430	2.63%	148,417	91	0.25%
FHLB advances	299,975	2,195	2.93%	825,823	2,514	1.22%
Repurchase agreements, federal funds purchased and other borrowed funds	503,816	1,040	0.84%	439,700	1,037	0.96%
Total funding liabilities	7,137,021	7,382	0.42%	6,790,406	6,640	0.40%
Other liabilities	88,143			45,787
Total liabilities	7,225,164			6,836,193
Stockholders’ Equity
Common stock	752			744
Paid-in capital	712,127			691,626
Retained earnings	314,004			274,865
Accumulated other comprehensive income	19,689			14,454
Total stockholders’ equity	1,046,572			981,689
Total liabilities and stockholders’ equity	$8,271,736			$7,817,882
Net interest income (tax-equivalent)		$76,975			$72,964
Net interest spread (tax-equivalent)			3.99%			3.99%
Net interest margin (tax-equivalent)			4.03%			4.02%
__________

[1]
Includes tax effect of $583 thousand on tax-exempt municipal loan and lease income for the three months ended March 31, 2015. The tax effect for the three months ended March 31, 2014 was not significant.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $5.9 million and $5.1 million on tax-exempt investment security income for the three months ended March 31, 2015 and 2014, respectively.

[4]	Includes tax effect of $362 thousand and $372 thousand on federal income tax credits for the three months ended March 31, 2015 and 2014, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Custom and owner occupied construction	$51,693	$56,689	$44,333	(9)%	17%
Pre-sold and spec construction	44,865	47,406	34,786	(5)%	29%
Total residential construction	96,558	104,095	79,119	(7)%	22%
Land development	81,488	82,829	82,275	(2)%	(1)%
Consumer land or lots	97,519	101,818	104,308	(4)%	(7)%
Unimproved land	80,206	86,116	49,871	(7)%	61%
Developed lots for operative builders	14,210	14,126	15,984	1%	(11)%
Commercial lots	21,059	16,205	15,609	30%	35%
Other construction	148,535	150,075	84,214	(1)%	76%
Total land, lot, and other construction	443,017	451,169	352,261	(2)%	26%
Owner occupied	877,293	849,148	812,727	3%	8%
Non-owner occupied	704,990	674,381	611,093	5%	15%
Total commercial real estate	1,582,283	1,523,529	1,423,820	4%	11%
Commercial and industrial	585,501	547,910	523,071	7%	12%
Agriculture	340,364	310,785	269,886	10%	26%
1st lien	796,947	775,785	726,471	3%	10%
Junior lien	67,217	68,358	71,012	(2)%	(5)%
Total 1-4 family	864,164	844,143	797,483	2%	8%
Multifamily residential	177,187	160,426	143,438	10%	24%
Home equity lines of credit	347,693	334,788	298,073	4%	17%
Other consumer	141,347	133,773	131,030	6%	8%
Total consumer	489,040	468,561	429,103	4%	14%
Other	163,687	124,203	106,581	32%	54%
Total loans receivable, including loans held for sale	4,741,801	4,534,821	4,124,762	5%	15%
Less loans held for sale [1]	(54,132)	(46,726)	(36,133)	16%	50%
Total loans receivable	$4,687,669	$4,488,095	$4,088,629	4%	15%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2015	Mar 31, 2015
Custom and owner occupied construction	$1,101	1,132	1,227	1,101	—	—
Pre-sold and spec construction	218	218	663	218	—	—
Total residential construction	1,319	1,350	1,890	1,319	—	—
Land development	21,220	20,842	24,555	11,250	—	9,970
Consumer land or lots	2,531	3,581	3,169	1,111	47	1,373
Unimproved land	13,448	14,170	12,965	10,826	—	2,622
Developed lots for operative builders	929	1,318	2,157	718	—	211
Commercial lots	2,496	2,660	2,842	249	—	2,247
Other construction	4,989	5,151	5,168	—	—	4,989
Total land, lot and other construction	45,613	47,722	50,856	24,154	47	21,412
Owner occupied	13,121	13,574	14,625	10,946	—	2,175
Non-owner occupied	3,771	3,013	3,563	1,649	—	2,122
Total commercial real estate	16,892	16,587	18,188	12,595	—	4,297
Commercial and industrial	6,367	4,375	5,030	6,270	50	47
Agriculture	2,845	3,074	3,484	2,397	—	448
1st lien	9,502	9,580	17,457	8,038	216	1,248
Junior lien	680	442	4,947	469	211	—
Total 1-4 family	10,182	10,022	22,404	8,507	427	1,248
Multifamily residential	—	440	156	—	—	—
Home equity lines of credit	5,507	6,099	4,434	4,864	—	643
Other consumer	243	231	364	181	33	29
Total consumer	5,750	6,330	4,798	5,045	33	672
Other	1,800	—	—	—	1,800	—
Total	$90,768	89,900	106,806	60,287	2,357	28,124

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Dec 31, 2014	Mar 31, 2014
Custom and owner occupied construction	$—	$—	$277	n/m	(100)%
Pre-sold and spec construction	—	869	101	(100)%	(100)%
Total residential construction	—	869	378	(100)%	(100)%
Consumer land or lots	365	391	504	(7)%	(28)%
Unimproved land	278	267	420	4%	(34)%
Developed lots for operative builders	19	—	1,163	n/m	(98)%
Commercial lots	585	21	—	2,686%	n/m
Total land, lot and other construction	1,247	679	2,087	84%	(40)%
Owner occupied	4,841	5,971	9,099	(19)%	(47)%
Non-owner occupied	4,327	3,131	2,901	38%	49%
Total commercial real estate	9,168	9,102	12,000	1%	(24)%
Commercial and industrial	6,600	2,915	6,192	126%	7%
Agriculture	3,715	994	2,710	274%	37%
1st lien	7,307	6,804	15,018	7%	(51)%
Junior lien	384	491	503	(22)%	(24)%
Total 1-4 family	7,691	7,295	15,521	5%	(50)%
Multifamily Residential	676	—	1,535	n/m	(56)%
Home equity lines of credit	3,350	1,288	1,506	160%	122%
Other consumer	1,003	928	933	8%	8%
Total consumer	4,353	2,216	2,439	96%	78%
Other	—	1,834	—	(100)%	n/m
Total	$33,450	$25,904	$42,862	29%	(22)%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2015	Dec 31, 2014	Mar 31, 2014	Mar 31, 2015	Mar 31, 2015
Pre-sold and spec construction	$(9)	(94)	(16)	—	9
Land development	(23)	(390)	93	11	34
Consumer land or lots	(15)	375	(69)	24	39
Unimproved land	(50)	52	(5)	—	50
Developed lots for operative builders	(96)	(140)	(17)	—	96
Commercial lots	(1)	(6)	(2)	—	1
Other construction	(1)	—	—	—	1
Total land, lot and other construction	(186)	(109)	—	35	221
Owner occupied	316	669	(18)	347	31
Non-owner occupied	82	(162)	(185)	88	6
Total commercial real estate	398	507	(203)	435	37
Commercial and industrial	426	1,069	1,038	589	163
Agriculture	(4)	28	—	—	4
1st lien	(30)	372	(199)	16	46
Junior lien	(54)	183	38	—	54
Total 1-4 family	(84)	555	(161)	16	100
Multifamily residential	(20)	138	1	—	20
Home equity lines of credit	121	190	51	133	12
Other consumer	20	226	34	89	69
Total consumer	141	416	85	222	81
Total	$662	2,510	744	1,297	635

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